Exhibit 32
Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350
     Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of STRATTEC SECURITY CORPORATION (the “Company”) certifies that the Annual Report on Form 10-K of the Company for the year ended June 29, 2008 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and information contained in that Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 29, 2008	/s/ Harold M. Stratton II
Harold M. Stratton II,
Chief Executive Officer

Dated: August 29, 2008	/s/ Patrick J. Hansen
Patrick J. Hansen,
Chief Financial Officer

     This certification is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.